SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) January 24, 2003

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 5. Other Events.

AMERISERV FINANCIAL Inc. (the "Registrant") announced that it will strengthen its loan loss reserve and suspend the common stock dividend.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated January 24, 2003, AmeriServ Financial announces loan loss reserve strengthening and suspension of the common stock dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: January 24, 2003

Exhibit 99.1

 For information contact:

Jeffrey A. Stopko

   January 24, 2003

Senior Vice President &

Chief Financial Officer

(814)-533-5310

AMERISERV FINANCIAL ANNOUNCES LOAN LOSS RESERVE STRENGTHENING AND SUSPENSION OF THE COMMON STOCK DIVIDEND

Johnstown, Pa- AmeriServ Financial, Inc. (NASDAQ NMS: ASRV) announced today that its Board of Directors approved suspension of the Company’s common stock dividend as a result of actions taken to strengthen its allowance for loans losses.  The Company expects that its loan loss provision for the fourth quarter of 2002 will approximate $3.5 million.  The actions taken to strengthen the allowance for loan losses resulted from a concerted effort to carefully review the Company’s loan portfolio in light of the continued weakness in the economy and deterioration in credit quality.  While this provision level is comparable with the third quarter provision amount of $3.4 million, net charge-offs for the fourth quarter are projected to be significantly lower and approximate only $300,000 compared to $3.1 million of net charge-offs in the third quarter of 2002.  As a result, the balance in the allowance for loan losses and key loan portfolio coverage ratios will grow and move more in line with peer bank levels.  Specifically, the Company anticipates that at December 31, 2002, its loan loss reserve coverage of total loans will be in excess of 1.50% and its coverage of non-performing assets will exceed 125%.  At September 30, 2002, the Company’s allowance for loan losses amounted to 0.97% of total loans and provided 106% coverage of non-performing assets.

             Craig G. Ford, Interim Chairman, President & CEO states, “AmeriServ Financial will enter 2003 with a more conservatively positioned balance sheet.  This needed loan loss provision will cause AmeriServ Financial to report a net loss for the fourth quarter of 2002 and overshadows improvements made in reducing non-interest expense and stabilizing the Company’s net interest margin.  While it is necessary to suspend the common stock dividend payment, the Company remains committed to honoring the dividend requirement on its trust preferred securities.”

  The Company plans to release its fourth quarter and full year 2002 financial results at the close of business on January 31, 2003.

AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.  At September 30, 2002, the Company had total assets of $1.2 billion and shareholders equity of $80 million or $5.77 per common share.